Exhibit 99.1

Joseph Monterosso Named Chief Operating Officer of GlobeTel Communications Corp.

FORT LAUDERDALE, Fla.--(BUSINESS WIRE)--GlobeTel Communications Corp. (OTC:GTEM) today announced that Joseph Monterosso, president of its Centerline subsidiary, has been named Chief Operating Officer of the Company.

Peter Khoury, Chief Executive Officer, stated, "Joe Monterosso brings extensive management experience to the position, as well as a proven commitment and passion for our mission. His background in providing guidance to the numerous GlobeTel constituencies, as well as his systems experience and knowledge of operations are valuable resources for our Company's future."

Mr. Monterosso's primary functions are to work toward ensuring that the Company's operations continue to be aligned with its business strategy, revenue and profit objectives, providing a daily escalation point to diffuse any potential problems that hinder the Company's achievement of its strategy and to work with GlobeTel's suppliers, and customer support to ensure they provide the highest quality services to support the Company's goal of providing the best possible services to its clients. Mr. Monterosso has been an entrepreneur since an early age; operating businesses of various sizes throughout the world.

Mr. Monterosso's involvement with GlobeTel began in 2004 when the Company began to migrate international wholesale carrier operations to Centerline and its subsidiaries. Since that time, Mr. Monterosso has developed a larger corporate presence within the Company, lending his managerial skills, production talent and leadership to the Company's other business segments.

About GlobeTel Communications Corp.
GlobeTel Communications Corp. develops and provides an integrated suite of telecommunications products and services, leveraging its advances in VOIP and Wireless Access technologies. Individually, each of GlobeTel's business units function as distinct, stand-alone entities. Together they form a powerful alliance of human talent and technological innovation resulting in the SuperHub(TM) worldwide VoIP network, Sanswire Stratellite(TM) platform and products enabling simpler, cheaper transmission of voice and data. GlobeTel has historically focused its business development on markets outside of the United States. For more information, please visit: www.globetel.net.

Certain statements in this release constitute forward-looking statements or statements which may be deemed or construed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words "forecast," "project," "intend," "expect" "should," "would," and similar expressions and all statements, which are not historical facts, are intended to identify forward-looking statements. These forward-looking statements involve and are subject to known and unknown risks, uncertainties and other factors which could cause the Company's actual results, performance (finance or operating) or achievements to differ from future results, performance (financing and operating) or achievements expressed or implied by such forward-looking statements.